Exhibit 31.3
CERTIFICATION
I, Charles Fabrikant, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of SEACOR Holdings Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	May 1, 2017

/s/ CHARLES FABRIKANT
Name:	Charles Fabrikant
Title:	Executive Chairman and Chief Executive Officer (Principal Executive Officer)